EXHIBIT 99.1

CERTIFICATION

Each of the undersigned hereby certifies, for the purposes of section 1350 of chapter 63 of title 18 of the United States Code, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, in his capacity as an officer of Intel Corporation ("Intel"), that, to his knowledge, the Annual Report for the Intel Corporation 401(k) Savings Plan on Form 11-K for the period ended December 31, 2002, fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that the information contained in such report fairly presents, in all material respects the net assets available for benefits and changes in net assets available for benefits of the Plan. This written statement is being furnished to the Securities and Exchange Commission as an exhibit to such Form 11-K. A signed original of this statement has been provided to Intel and will be retained by Intel and furnished to the Securities and Exchange Commission or its staff upon request.

Date: June 11, 2003	By:	/s/ Craig R. Barrett
Craig R. Barrett Chief Executive Officer

Date: June 11, 2003	By:	/s/ Andy D. Bryant
Andy D. Bryant Executive Vice President, Chief Financial Officer and Principal Accounting Officer